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                                  EXHIBIT 24.2


                        CONSENT OF MAULDIN & JENKINS, LLC
                     CONCERNING THE FINANCIAL STATEMENTS OF
                           FIRST STERLING BANKS, INC.



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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT
                               AND ACKNOWLEDGMENT



We hereby consent to the use of our report dated February 6, 1998 relating to the financial statements of First Sterling Banks, Inc. and subsidiaries, Kennesaw, Georgia, included in the Registration Statement on Form S-4 filed by First Sterling Banks, Inc. and to the reference of our Firm under the caption "Experts" in the Joint Proxy Statement/Prospectus. We acknowledge awareness of the use in the Registration Statement of a report on unaudited interim financial information.



                           /s/ Mauldin & Jenkins, LLC
                           MAULDIN & JENKINS, LLC


Atlanta, Georgia
February 9, 1999